AMENDMENT TO PLEDGE AGREEMENT


This Amendment to Pledge Agreement, dated as of May 18, 1999, is entered into by and between SCNV Acquisition Corp., a corporation incorporated under the laws of the State of Delaware, (the "Lender"); and Elecmatec Electro-Magnetic Technologies Ltd., a company organized under the laws of the State of Israel ("Pledgor").


WHEREAS: The parties have entered into a Pledge Agreement, dated as of December 30, 1998, a copy of which is attached hereto as Exhibit A (the "Pledge Agreement"); and

WHEREAS: The parties wish to amend the Pledge Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1. Section 7 of the Pledge Agreement shall be deleted in its entirety and replaced with the following:

     "7. The pledge shall become void, and the Lender shall promptly execute all documents necessary to release the pledge upon repayment of all amounts pursuant to the terms of the Loan Agreement and the Future Loan Agreements and termination of all guarantees made by the Lender pursuant to the Loan Agreement and the Future Loan Agreements."

2. All other sections of the Pledge Agreement shall remain unchanged.

IN WITNESS WHEREOF this Pledge Agreement has been executed by the parties hereto as of the date first above written.


Elecmatec Electro-Magnetic Technologies Ltd.     SCNV Acquisition Corp.



By: /s/ Arik El-Boher                            By: /s/ Shaul Lesin
    -------------------------                        ---------------------
Name:   Arik El-Boher                            Name:   Shaul Lesin
Title:  CEO                                      Title:   E.V.P.